Exhibit 11.1



                                ORTHOLOGIC CORP.


       STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER WEIGHTED AVERAGE
                       NUMBER OF COMMON SHARES OUTSTANDING

                    (In thousands, except per share amounts)


                                                            Three Months Ended                Nine Months Ended
                                                               September 30,                     September 30,
                                                         -------------------------         -------------------------
                                                           1996             1995             1996             1995
                                                         --------         --------         --------         --------
Net Income (Loss)                                        $    456         $   (100)        $  2,871         $ (1,668)
                                                         ========         ========         ========         ========

Common shares outstanding at end of period                 25,022           15,088           25,022           15,088

Adjustment to reflect weighted average for
shares issued during the period                                (3)             (50)          (2,335)            (316)

Assuming conversion of stock options and warrants
                                                              782             --              1,072             --
                                                         --------         --------         --------         --------

Weighted average number of common shares
outstanding                                                25,801           15,038           23,759           14,772
                                                         ========         ========         ========         ========



Net income (loss) per weighted average number of
common shares outstanding                                $   0.02         $  (0.01)        $   0.12         $  (0.11)
                                                         ========         ========         ========         ========

(1) The common shares outstanding have been adjusted for a 2-for-1 stock split in the form of a 100 percent common share dividend for all periods presented.